Exhibit 99.1

12600 Hill Country Blvd. Suite R-100, Austin, Texas 78738 Telephone: (512) 538-2300 Fax: (512) 538-2333 www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES NAMES JONATHAN P. STANNER

EXECUTIVE VICE PRESIDENT AND CHIEF INVESTMENT OFFICER

Austin, Texas, April 4, 2017 --- Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”) today announced that Jonathan P. Stanner will join the Company as Executive Vice President & Chief Investment Officer effective April 17, 2017. Stanner will be an integral part of the Company’s investment, acquisition, and capital markets strategy.

“Jon is an accomplished lodging and real estate professional with an impressive reputation in the industry,” said Chairman, President and Chief Executive Officer, Daniel P. Hansen. “Jon’s extensive knowledge and experience in the public markets and lodging industry make him an ideal addition to our senior leadership team,” commented Mr. Hansen.

Most recently Mr. Stanner served as Chief Executive Officer of Strategic Hotels & Resorts, Inc., which was publicly-traded until being sold to the Blackstone Real Estate Partners VIII fund in 2015 in a high profile transaction valued at approximately $6 billion. Stanner held increasingly senior positions with Strategic Hotels & Resorts since he joined the company in 2005, including Director of Corporate Finance, Senior Vice President - Capital Markets, Acquisitions and Treasurer and Chief Financial Officer. Prior to joining Strategic Hotels & Resorts, Mr. Stanner was an investment banking analyst with Banc of America Securities.

Mr. Stanner earned a Bachelor of Science in Management and a Master of Business Administration, both from the Krannert School of Management at Purdue University.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly-traded real estate investment trust focused primarily on owning premium-branded, select-service hotels in the upscale segment of the lodging industry. As of March 31, 2017, the Company’s portfolio consisted of 82 hotels with a total of 11,095 guestrooms located in 23 states.

For additional information, please visit the Company’s website, www.shpreit.com, and follow on Twitter at @SummitHotel_INN.

Contact:

Adam Wudel

Vice President - Finance

Summit Hotel Properties, Inc.

(512) 538-2325

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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